Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Nanometrics Incorporated

Milpitas, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-163168) and on Form S-8 (Nos. 333-33583, 333-40866, 333-91714, 333-101137, 333-108474, 333-136557, 333-149339 and 333-164088) of Nanometrics Incorporated of our report dated March 26, 2010, relating to the consolidated financial statements and financial statement schedule, as of January 2, 2010 and for the two years ended January 2, 2010 which appears in this Form 10-K.

/s/ BDO USA, LLP

(formerly known as BDO Seidman, LLP)

San Francisco, California

March 11, 2011